                                                                    EXHIBIT 99.a


                                       Effective as of _________________________





                       AGREEMENT AND DECLARATION OF TRUST

                                       OF

                             THE VANTAGEPOINT FUNDS

                            a Delaware Business Trust

                          Principal Place of Business:

                     777 NORTH CAPITOL STREET, NE, STE. 600
                             WASHINGTON, D.C. 20002

                                TABLE OF CONTENTS

ARTICLE I                                                                                  Page 4
            Name and Definitions                                                           Page 4
                        Section 1.  Name                                                   Page 4
                        Section 2.  Definitions                                            Page 4

ARTICLE II                                                                                 Page 5
            Purpose                                                                        Page 5

ARTICLE III                                                                                Page 6
            Shares                                                                         Page 6
                        Section 1.  Division of Beneficial Interest                        Page 6
                        Section 2.  Ownership of Shares                                    Page 7
                        Section 3.  Transfer of Shares                                     Page 7
                        Section 4.  Investments in the Trust                               Page 7
                        Section 5.  Status of Shares and Limitation of
                                    Personal Liability                                     Page 7
                        Section 6.  Power of Board of Directors to Change
                                    Provisions Relating to Shares                          Page 8
                        Section 7.  Establishment and Designation of
                                    Shares                                                 Page 8
                        Section 8.  Indemnification of Shareholders                        Page 10

ARTICLE IV                                                                                 Page 10
            The Board of Directors                                                         Page 10
                        Section 1.  Number, Classes and Tenure                             Page 10
                        Section 2.  Election of Directors by Shareholders                  Page 11
                        Section 3.  Nomination of Directors                                Page 11
                        Section 4.  Removal and Resignation of Directors                   Page 11
                        Section 5.  Mandatory Interim Shareholder Election                 Page 11
                        Section 6.  Effect of Death, Resignation, etc., of
                                    a Director                                             Page 12
                        Section 7.  Powers                                                 Page 12
                        Section 8.  Payment of Expenses by the Trust                       Page 15
                        Section 9.  Payment of Expenses by Shareholders                    Page 15
                        Section 10. Ownership of Assets of the Trust                       Page 16
                        Section 11. Service Contracts                                      Page 16

ARTICLE V                                                                                  Page 17
            Shareholders' Voting Powers and Meetings                                       Page 17
                        Section 1.  Voting Powers                                          Page 17

                        Section 2.  Notice and Meetings                                    Page 17
                        Section 3.  Quorum and Required Vote                               Page 18
                        Section 4.  Action by Written Consent                              Page 18
                        Section 5.  Record Dates                                           Page 18
                        Section 6.  Additional Provisions                                  Page 19

ARTICLE VI                                                                                 Page 19
            Net Asset Value, Distributions, and Redemptions                                Page 19
                        Section 1.  Determination of Net Asset Value, Net
                                    Income, and Distributions                              Page 19
                        Section 2.  Redemptions and Repurchases                            Page 19
                        Section 3.  Redemptions at the Option of the
                                    Trust                                                  Page 20
                        Section 4.  Disclosure of Ownership                                Page 20

ARTICLE VII                                                                                Page 20
            Compensation and Limitation of Liability of Directors                          Page 20
                        Section 1.  Compensation                                           Page 20
                        Section 2.  Standard of Care                                       Page 20
                        Section 3.  Indemnification and Limitation of
                                    Liability                                              Page 20
                        Section 4.  Director's Good Faith Action, Expert
                                    Advice, No Bond or Surety                              Page 21
                        Section 5.  Insurance                                              Page 21

ARTICLE VIII                                                                               Page 22
            Miscellaneous                                                                  Page 22
                        Section 1.  Liability of Third Persons Dealing
                                    with Directors                                         Page 22
                        Section 2.  Termination of Trust or Series                         Page 22
                        Section 3.  Reorganization and Master/Feeder                       Page 22
                        Section 4.  Amendments                                             Page 23
                        Section 5.  Filing of Copies, References,
                                    Headings                                               Page 24
                        Section 6.  Applicable Law                                         Page 24
                        Section 7.  Provisions in Conflict  with Law or
                                    Regulations                                            Page 25
                        Section 8.  Business Trust Only                                    Page 25
                        Section 9.  Derivative Actions                                     Page 26
                        Section 10. Use of the name "The Vantagepoint Funds"
                                          or "Vantagepoint"                                Page 26

                       AGREEMENT AND DECLARATION OF TRUST

                                       OF

                             THE VANTAGEPOINT FUNDS

           WHEREAS, THIS AGREEMENT AND DECLARATION OF TRUST is made and entered into as of the date set forth below by the Directors named hereunder for the purpose of forming a Delaware business trust in accordance with the provisions hereinafter set forth,

           NOW, THEREFORE, the Directors hereby direct that a Certificate of Trust be filed with the Office of the Secretary of State of the State of Delaware and do hereby declare that the Directors will hold IN TRUST all cash, securities and other assets which the Trust now possesses or may hereafter acquire from time to time in any manner and manage and dispose of the same upon the following terms and conditions for the pro rata benefit of the holders of Shares in this Trust.

                                   ARTICLE I.

                              Name and Definitions

Section 1. Name. This trust shall be known as "The Vantagepoint Funds" and the Directors shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

           Section 2. Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

           (a) The "1940 Act" refers to the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time;

           (b) "By-Laws" shall mean the By-Laws of the Trust as amended from time to time which By-Laws are expressly herein incorporated by reference as part of the "governing instrument" with the meaning of the Delaware Act;

           (c) "Class" means a class of Shares in a Series of the Trust established in accordance with the provisions of Article III hereof.

           (d) The terms "Commission" and "Principal Underwriter" shall have the respective meanings given them in Section 2(a)(7) and Section (2)(a)(29) of the 1940 Act;

           (e) "Declaration of Trust" shall mean this Agreement and Declaration of Trust, as amended or restated from time to time;

           (f) "Delaware Act" means the Delaware Business Trust Act, 12 Del. Code, Sections 3801 et seq., as amended from time to time;

           (g) "Directors" refers to the persons who have signed this Agreement and Declaration of Trust, so long as they continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly elected or appointed to serve on the Board of Directors in accordance with the provisions hereof, and reference herein to a Director or the Directors shall refer to such person or persons in their capacity as trustees hereunder;

           (h)   The term "Interested Person" has the meaning given it in
Section 2(a)(19) of the 1940 Act

           (i) "Investment Manager" or "Manager" means a party furnishing services to the Trust pursuant to any contract described in Article IV, Section 7(a) hereof;

           (j) "Person" means and includes individuals, corporations, partnerships, trusts, associations, joint ventures, estates and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign;

           (k) "Series" refers to each Series of Shares established and designated under or in accordance with the provisions of Article III and shall mean an entity such as that described in Section 18(f)(2) of the 1940 Act, and subject to Rule 18f-2 thereunder;

           (l)   "Shareholder" means a record owner of outstanding Shares;

           (m) "Shares" means the shares of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares;

           (n) The "Trust" refers to the Delaware business trust established under the Delaware Act by this Agreement and Declaration of Trust and the filing of the Certificate of Trust in the Office of the Secretary of State of the State of Delaware, as it may be amended from time to time;

           (o) The "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust, including without limitation the rights referenced in Article VIII, Section 10 hereof.


                                   ARTICLE II.

                                Purpose of Trust

           The purpose of the Trust is to conduct, operate and carry on the business of a management investment company registered under the 1940 Act through one or more Series investing primarily in securities.

                                  ARTICLE III.

                                     Shares

           Section 1. Division of Beneficial Interest. The beneficial interest in the Trust shall be divided into one or more Series. Each Series may be divided into two or more Classes. Subject to the further provisions of this
Article III and any applicable requirements of the 1940 Act, the Directors shall have full power and authority, in their sole discretion, and without obtaining any authorization or vote of the Shareholders of any Series or Class thereof,
(i) to divide the beneficial interest in each Series or Class thereof into Shares, with or without par value as the Directors shall determine, (ii) to issue Shares without limitation as to number (including fractional Shares), to such Persons and for such amount and type of consideration, subject to any restriction set forth in the By-Laws, including cash or securities, at such time or times and on such terms as the Directors may deem appropriate, (iii) to establish and designate and to change in any manner any Series or Class thereof and to fix such preferences, voting powers, rights, duties and privileges and business purpose of each Series or Class thereof as the Directors may from time to time determine, which preferences, voting powers, rights, duties and privileges may be senior or subordinate to (or in the case of business purpose, different from) any existing Series or Class thereof and may be limited to specified property or obligations of the Trust or profits and losses associated with specified property or obligations of the Trust, (iv) to divide or combine the Shares of any Series or Class thereof into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the Shares of such Series or Class in the assets held with respect to that Series,
(v) to Classify or reclassify any issued Shares of any Series or Class thereof into shares of one or more Series or Classes thereof and (vi) to take such other action with respect to the Shares as the Directors may deem desirable.

           Subject to the distinctions permitted among Classes of the same Series as established by the Directors consistent with the requirements of the 1940 Act, each Share of a Series of the Trust shall represent an equal beneficial interest in the net assets of such Series, and each holder of Shares of a Series shall be entitled to receive such holder's pro rata share of distributions of income and capital gains, if any, made with respect to such Series. Upon redemption of the Shares of any Series, the applicable Shareholder shall be paid solely out of the funds and property of such Series of the Trust.

           All references to Shares in this Declaration of Trust shall be deemed to be Shares of any or all Series or Classes thereof, as the context may require. All provisions herein relating to the Trust shall apply equally to each Series of the Trust and each Class thereof, except as the context otherwise requires.

           All Shares issued hereunder, including, without limitation, Shares issued in connection with a dividend in Shares or a split or reverse split of Shares, shall be fully paid and non-assessable. Except as otherwise provided by the Directors, Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.

           Section 2. Ownership of Shares. The ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series (or Class). No certificates certifying the ownership of Shares shall be issued except as the Board of Directors may otherwise determine from time to time. The Directors may make such rules as they consider appropriate for the issuance of Share certificates, transfer of Shares of each Series (or Class) and similar matters. The record books of the Trust as kept by the Trust, or any transfer or similar agent, as the case may be, shall be conclusive as to the identity of the Shareholders of each Series (or Class) and as to the number of Shares of each Series (or Class) held from time to time by each.

           Section 3. Transfer of Shares. Except as otherwise provided by the Directors, Shares shall be transferable on the books of the Trust only by the record holder thereof or by his duly authorized agent upon delivery to the Directors or the Trust's transfer agent of a duly executed instrument of transfer, together with a Share certificate if one is outstanding, and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Directors. Upon such delivery, and subject to any further requirements specified by the Directors or contained in the By-Laws, the transfer shall be recorded on the books of the Trust. Until a transfer is so recorded, the Shareholder of record of Shares shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Directors nor the Trust, nor any transfer agent or registrar or any officer, employee or agent of the Trust, shall be affected by any notice of a proposed transfer.

           Section 4. Investments in the Trust. Investments may be accepted by the Trust from such Persons, at such times, on such terms, and for such consideration as the Directors from time to time may authorize. Each investment shall be credited to the individual Shareholder's account in the form of full and fractional Shares of the Trust, in such Series (or Class) as the purchaser shall select, at the net asset value per Share next determined for such Series (or Class) after receipt of the investment; provided, however, that the Directors may, in their sole discretion, impose a sales charge or transaction fee upon investments in the Trust.

           Section 5. Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The death, incapacity, dissolution, termination or bankruptcy of a Shareholder during the existence of the Trust shall not operate to terminate the Trust, nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Directors, but entitles such representative only to the rights of such Shareholder under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners. Neither the Trust nor the Directors, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholders, nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

           Section 6. Power of Board of Directors to Change Provisions Relating to Shares. Notwithstanding any other provisions of this Declaration of Trust and without limiting the power of the Board of Directors to amend the Declaration of Trust as provided elsewhere herein, the Board of Directors shall have the power to amend this Declaration of Trust, at any time and from time to time, in such manner as the Board of Directors may determine in their sole discretion, without the need for Shareholder action, so as to add to, delete, replace or otherwise modify any provisions relating to the Shares contained in this Declaration of Trust, provided that before adopting any such amendment without Shareholder approval the Board of Directors shall determine that it is consistent with the fair and equitable treatment of all Shareholders or that Shareholder approval is not otherwise required by the 1940 Act or other applicable federal or state law.

           Subject to the foregoing Paragraph, the Board of Directors may amend the Declaration of Trust to amend any of the provisions set forth in paragraphs
(a) through (i) of Section 7 of this Article III.

           Section 7. Establishment and Designation of Shares. The establishment and designation of any Series (or Class) of Shares shall be effective upon the resolution by a majority of the then Directors, adopting a resolution which sets forth such establishment and designation and the relative rights and preferences of such Series (or Class) whether directly in such resolution or by reference to another document including, without limitation, any registration statement of the Trust, or as otherwise provided in such resolution. Each such resolution shall be incorporated herein by reference upon adoption.

           Shares of each Series (or Class) established pursuant to this Section 6, unless otherwise provided in the resolution establishing such Series, shall have the following relative rights and preferences:

           (a) Assets Held with Respect to a Particular Series. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably be held with respect to that Series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets held with respect to" that Series. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as assets held with respect to any particular Series (collectively "General Assets"), the Directors shall allocate such General Assets to, between or among any one or more of the Series in such manner and on such basis as the Directors, in their sole discretion, deem fair and equitable, and any General Asset so allocated to a particular Series shall be held with respect to that Series. Each such allocation by the Directors shall be conclusive and binding upon the Shareholders of all Series for all purposes. Separate and distinct records shall be maintained for each Series and the assets held with respect to each Series shall be held and accounted for separately from the assets held with respect to all other Series and the General Assets of the Trust not allocated to such Series.

           (b) Liabilities Held with Respect to a Particular Series. The assets of the Trust held with respect to each particular Series shall be charged against the liabilities of the Trust held with respect to that Series and all expenses, costs, charges and reserves attributable to that Series, and any general liabilities of the Trust which are not readily identifiable as being held with respect to any particular Series shall be allocated and charged by the Directors to and among any one or more of the Series in such manner and on such basis as the Directors in their sole discretion deem fair and equitable. The liabilities, expenses, costs, charges, and reserves so charged to a Series are herein referred to as "liabilities held with respect to" that Series. Each allocation of liabilities, expenses, costs, charges and reserves by the Directors shall be conclusive and binding upon the holders of all Series for all purposes. All Persons who have extended credit which has been allocated to a particular Series, or who have a claim or contract which has been allocated to any particular Series, shall look, and shall be required by contract to look exclusively, to the assets of that particular Series for payment of such credit, claim, or contract. In the absence of an express contractual agreement so limiting the claims of such creditors, claimants and contract providers, each creditor, claimant and contract provider will be deemed nevertheless to have impliedly agreed to such limitation unless an express provision to the contrary has been incorporated in the written contract or other document establishing the claimant relationship.

           (c) Dividends, Distributions, Redemptions, and Repurchases. Notwithstanding any other provisions of this Declaration of Trust, including, without limitation, Article VI, no dividend or distribution including, without limitation, any distribution paid upon termination of the Trust or paid on or in respect of any Series (or Class), nor any redemption or repurchase of, the Shares of any Series (or Class) shall be effected by the Trust other than from the assets held with respect to such Series, nor, except as specifically provided in Section 8 of this Article III, shall any Shareholder of any particular Series, otherwise have any right or claim against the assets held with respect to any other Series except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series. The Directors shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.

           (d) Voting. All Shares of the Trust entitled to vote on a matter shall vote separately by Series (and, if applicable, by Class): that is, the Shareholders of each Series (or Class) shall have the right to approve or disapprove matters affecting the Trust and each respective Series (or Class) as if the Series (or Classes) were separate companies. There are, however, two exceptions to voting by separate Series (or Classes). First, if the 1940 Act requires all shares of the Trust to be voted in the aggregate without differentiation between the separate Series (or Classes), then all the Trust's Shares shall be entitled to vote on a dollar-weighted basis, i.e., voting shall be based on the relative net asset value of each Series (or each Class within a Series). Second, if any matter affects only the interests of some but not all Series (or Classes), then only the Shareholders of such affected Series (or Classes) shall be entitled to vote on the matter on the same dollar-weighted basis.

           (e) Equality. All the Shares of each particular Series shall represent an equal proportionate undivided interest in the assets held with respect to that Series (subject to the liabilities held with respect to that Series and such rights and preferences as may have been established and designated with respect to Classes of Shares within such Series), and each Share of any particular Series shall be equal to each other Share of that Series.

           (f) Fractions. Any fractional Share of a Series shall carry proportionately all the rights and obligations of a whole share of that Series, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and termination of the Trust.

           (g) Exchange Privilege. The Directors shall have the authority to provide that the holders of Shares of any Series shall have the right to exchange said Shares for Shares of one or more other Series of Shares in accordance with such requirements and procedures as may be established by the Directors.

           (h) Combination of Series. The Directors shall have the authority, without the approval of the Shareholders of any Series unless otherwise required by applicable law, to combine the assets and liabilities held with respect to any two or more Series into assets and liabilities held with respect to a single Series.

           (i) Elimination of Series. At any time that there are no Shares outstanding of any particular Series (or Class) previously established and designated, the Directors may by resolution of a majority of the then Directors abolish that Series (or Class) and rescind the establishment and designation thereof.

           Section 8. Indemnification of Shareholders. If any Shareholder or former Shareholder shall be exposed to liability by reason of a claim or demand relating to his or her being or having been a Shareholder, and not because of his or her acts or omissions, the Shareholder or former Shareholder (or his or her heirs, executors, administrators, or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified out of the assets of the Trust against all loss and expense arising from such claim or demand, but only out of the assets held with respect to the particular Series of Shares of which such Person is or was a Shareholder and from or in relation to which such liability arose.

                                   ARTICLE IV.

                             The Board of Directors

           Section 1. Number, Classes and Tenure. The Directors constituting the organizing Board of Directors shall be Joan McCallen, Paul Gallagher, and Michael Schaefer. Thereafter, the number of Directors shall in no event be less than one nor more than seven unless otherwise specified by resolution approved at a duly constituted meeting of the Board of Directors or by a written instrument signed by a majority of the Directors. The members of the organizing Board of Directors shall, concurrently with their resignation, appoint an initial Board of Directors to serve for a term ending at a meeting of the Board of Directors to be held in October, 2001. Thereafter, the Directors shall be divided into three classes. There shall be three Class 1 Directors and the terms of Class 1 Directors shall end at a meeting of the Board of Directors to be held in October 2004. There shall be three Class 2 directors and the terms of the Class 2 Directors shall end at a meeting of the Board of Directors to be held in October 2007. Thereafter, terms of Class 1 and Class 2 directors shall end at a meeting of the Board of Directors to be held on or around the sixth anniversary of their commencement. There shall be one Class 3 Director. The Class 3 Director shall be a Director of the ICMA Retirement Corporation and shall stand for election at each meeting of Directors at which Class 1 or Class 2 Directors stand for election. Except in cases in which shareholder election is required, as provided in Article IV, Section 2, immediately below, the Board of Directors may, by action of a majority of the then Directors at a duly constituted meeting, elect Directors and fill vacancies in the Board of Directors. Each Class 1 and Class 2 Director shall serve throughout his or her term or until he or she dies, resigns, is declared bankrupt or incompetent by a court of appropriate jurisdiction, or is removed. The Class 3 Director shall serve only so long as he or she is a Director of the ICMA Retirement Corporation or until he or she dies, resigns, is declared bankrupt or incompetent by a court of appropriate jurisdiction, or is removed. No Director shall serve as such for more than twelve consecutive years nor shall a Director serve a term beginning after he or she has attained the age of 72.

           Section 2. Election of Directors by the Shareholders. Directors shall be elected by shareholders when such election is required to effect their appointment under the provisions of the 1940 Act as interpreted or modified by the Commission exercising its statutory powers. In the case in which any Director must stand for election under the foregoing provision, all Directors whose terms would commence concurrently with that of such Director shall concurrently stand for election or re-election. A meeting of shareholders for election of one or more Directors shall be held at a place specified by the Board of Directors immediately in advance of the meeting of the Board of Directors in which such election would occur were shareholder election not required.

           Section 3. Nomination of Directors. Directors subject to election by the shareholders shall be nominated by the Board of Directors for election. The Board of Directors shall consider the recommendations of a Nominating Committee constituted as provided in the By-laws.

           Section 4. Removal and Resignation of Directors. The Board of Directors may, by action of a majority of the then Directors at a duly constituted meeting, remove Directors with or without cause. A meeting of Shareholders for the purpose of electing or removing one or more Directors may be called (i) by the Directors upon their own vote, or (ii) upon the demand of Shareholders owning 10% or more of the Shares of the Trust in the aggregate. Any Director may resign at any time by written instrument signed by him or her and delivered to any officer of the Trust or to a meeting of the Directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no Director resigning and no Director removed shall have any right to any compensation or expense reimbursement for any period following his or her resignation or removal, or any right to damages on account of such removal.

           Section 5. Mandatory Interim Shareholder Election. In the event that less than a majority of the Directors holding office have been elected by the Shareholders, the Directors then in office shall call a Shareholders' meeting for the election of Directors. The Shareholders may elect Directors at any meeting of Shareholders called by the Directors for that purpose. A meeting of Shareholders for the purpose of electing one or more Directors may be called (i) by the Directors upon their own vote, or (ii) upon the demand of Shareholders owning 10% or more of the Shares of the Trust in the aggregate.

           Section 6. Effect of Death, Resignation, etc. of a Director. The death, declination, resignation, retirement, removal, or incapacity of one or more Directors, or all of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust. Whenever a vacancy in the Board of Directors shall occur, until such vacancy is filled as provided in Article IV, Section 1 or Section 2, the Directors in office, regardless of their number, shall have all the powers granted to the Directors and shall discharge all the duties imposed upon the Directors by this Declaration of Trust. As conclusive evidence of such vacancy, a written instrument certifying the existence of such vacancy may be executed by an officer of the Trust or by a majority of the Board of Directors. In the event of the death, declination, resignation, retirement, removal, or incapacity of all the then Directors within a short period of time and without the opportunity for at least one Director being able to appoint additional Directors to fill vacancies, the Trust's principal Investment Manager is (or if there is not such principal Investment Manager, a majority of the Trust's Investment Managers are) empowered to appoint new Trustees subject to the provisions of Section 16(a) of the 1940 Act.

           Section 7. Powers. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Board of Directors, and such Board shall have all powers necessary or convenient to carry out that responsibility including the power to engage in securities transactions of all kinds on behalf of the Trust. The Directors shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the administration of the Trust. Without limiting the foregoing, the Directors may: adopt By-Laws not inconsistent with this Declaration of Trust providing for the regulation and management of the affairs of the Trust and may amend and repeal them to the extent that such By-Laws do not reserve that right to the Shareholders; elect and remove, with or without cause, such officers and appoint and terminate such agents as they consider appropriate; appoint from their own number and establish and terminate one or more committees consisting of two or more Directors which may exercise the powers and authority of the Board of Directors to the extent that the Directors determine; employ one or more custodians of the assets of the Trust and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank, retain a transfer agent or a shareholder servicing agent, or both; provide for the issuance and distribution of Shares by the Trust directly or through one or more Principal Underwriters or otherwise; redeem, repurchase and transfer Shares pursuant to applicable law; set record dates for the determination of Shareholders with respect to various matters; declare and pay dividends and distributions to Shareholders of each Series from the assets of such Series; establish from time to time, in accordance with the provisions of Article III, Section 6 hereof, any Series (or Class) of Shares, each such Series (or Class) to operate as a separate and distinct investment medium and with separately defined investment objectives and policies and distinct investment purpose; and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Directors and to any agent or employee of the Trust or to any such custodian, transfer or shareholder servicing agent, or Principal Underwriter. Any determination as to what is in the interests of the Trust made by the Directors in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Directors. Unless otherwise specified herein or in the By-Laws or required by law, any action by the Board of Directors shall be deemed effective if approved or taken by a majority of the Directors present at a meeting of Directors at which a quorum of Directors is present, within or without the State of Delaware. Any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee (as the case may be) consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors, or committee.

           Without limiting the foregoing, the Directors shall have the power and authority to cause the Trust (or to act on behalf of the Trust):

           (a) To invest and reinvest cash, to hold cash uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of contracts for the future acquisition or delivery of fixed income or other securities, and securities, and securities of every nature and kind, including, without limitation, all types of bonds, debentures, stocks, preferred stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers, acceptances, and other securities of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including, without limitation, states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, any foreign government or any political subdivision of the U.S. Government or any foreign government, or any international instrumentality, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or in "when issued" contracts for any such securities, to change the investments of the assets of the Trust; and to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons, to exercise any of said rights, powers, and privileges in respect of any of said instruments;

           (b) To sell, exchange, lend, pledge, mortgage, hypothecate, lease, or write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust or any Series, subject to any requirements of the 1940 Act;

           (c) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Directors shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Directors shall deem proper;

           (d) To exercise powers and right of subscription or otherwise which in any manner arise out of ownership of securities;

           (e) To hold any security or property in a form not indicating that it is trust property, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise or to authorize the custodian or a subcustodian or a nominee or nominees to deposit the same in a securities depository;

           (f) To consent to, or participate in, any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

           (g) To join with other security holders in acting through a committee, depositary, voting Director or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or Director, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Directors shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or Director as the Directors shall deem proper;

           (h) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes;

           (i) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

           (j) To borrow funds or other property in the name of the Trust exclusively for Trust purposes;

           (k) To endorse or guarantee the payment of any notes or other obligations of any Person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof;

           (l) To purchase and pay for entirely out of Trust Property such insurance as the Directors may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust or payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Directors, officers, employees, agents, investment advisers, principal underwriters, or independent contractors of the Trust, individually against all claims and liabilities of every nature arising by reason of holding Shares, holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Director, officer, employee, agent, investment adviser, principal underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such Person against liability;

           (m) To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Directors, officers, employees and agents of the Trust;

           (n) To employ one or more banks, trust companies or companies that are members of a national securities exchange or such other entities as the Commission may permit as custodians of any assets of the Trust subject to any conditions set forth in this Declaration or Trust or in the By-Laws;

           (o) To interpret the investment policies, practices or limitations of any Series or Class; and

           (p) To invest part or all of the Trust Property (or part or all of the assets of any Series), or to dispose of part or all of the Trust Property (or part or all of the assets of any Series) and invest the proceeds of such disposition, in securities issued by one or more other investment companies registered under the 1940 Act (including investment by means of transfer of part or all of the Trust Property in exchange for an interest or interests in such one or more investment companies) all without any requirement of approval by Shareholders unless required by the 1940 Act. Any such other investment company may (but need not) be a trust (formed under the laws of the State of Delaware or of any other state) which is classified as a partnership for federal income tax purposes.

           The Trust shall not be limited to investing in obligations maturing before the possible termination of the Trust or one or more of its Series. The Trust shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries. The Trust shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

           Section 8. Payment of Expenses by the Trust. The Directors are authorized to pay or cause to be paid out of the principal or income of the Trust or any Series (or Class), or partly out of the principal and partly out of income, and to charge or allocate the same to, between or among such one or more of the Series (or Class) that may be established or designated pursuant to
Article III, Section 6, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust or Series (or Class), or in connection with the management thereof, including, but not limited to, the Directors' compensation and such expenses and charges for the services of the Trust's officers, employees, investment adviser or manager, principal underwriter, auditors, counsel, custodian, transfer agent, Shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Directors may deem necessary or proper to incur.

           Section 9. Payment of Expenses by Shareholders. The Directors shall have the power, as frequently as they may determine, to cause each Shareholder, or each Shareholder of any particular series, to pay directly, in advance or arrears, for charges of the Trust's custodian or transfer, Shareholder servicing or similar agent, an amount fixed from time to time by the Directors, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

           Section 10. Ownership of Assets of the Trust. Title to all of the assets of the Trust shall at all times be considered as vested in the Trust, except that the Directors shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Directors, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Directors may determine. The right, title and interest of the Directors in the Trust Property shall vest automatically in each Person who may hereafter become a Director. Upon the resignation, removal or death of a Director he or she shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Director in the Trust Property shall vest automatically in the remaining Directors. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

           Section 11. Service Contracts.

           (a) Subject to such requirements and restrictions as may be set forth in the By-Laws, the Directors may, at any time and from time to time, contract for exclusive or nonexclusive advisory, management and/or administrative services for the Trust or for any Series with any corporation, trust, association or other organization; and any such contract may contain such other terms as the Directors may determine, including without limitation, authority for the Investment Manager, Adviser or administrator to determine from time to time without prior consultation with the Directors what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust's investments, or such other activities as may specifically be delegated to such party.

           (b) The Directors may also, at any time and from time to time, contract with any corporation, trust, association or other organization, appointing it exclusive or nonexclusive distributor or Principal Underwriter for the Shares of one or more of the Series (or Classes) or other securities to be issued by the Trust. Every such contract shall comply with such requirements and restrictions as may be set forth in the By-Laws; and any such contract may contain such other terms as the Directors may determine.

           (c) The Directors are also empowered, at any time and from time to time, to contract with any corporations, trusts, associations or other organizations, appointing it or them the custodian, transfer agent and/or shareholder servicing agent for the Trust or one or more of its Series. Every such contract shall comply with such requirements and restrictions as may be set forth in the By-Laws or stipulated by resolution of the Directors.

           (d) The Directors are further empowered, at any time and from time to time, to contract with any entity to provide such other services to the Trust or one or more of the Series, as the Directors determine to be in the best interests of the Trust and the applicable Series.

           (e)   The fact that:

                 (i) any of the Shareholders, Directors, or officers of the Trust is a shareholder, director, officer, partner, Director, employee, Manager, adviser, Principal Underwriter, distributor, or affiliate or agent of or for any corporation, trust, association, or other organization, or for any parent or affiliate of any organization with which an advisory, management or administration contract, or principal underwriter's or distributor's contract, or transfer, shareholder servicing or other type of service contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that

                 (ii) any corporation, trust, association or other organization with which an advisory, management or administration contract or principal underwriter's or distributor's contract, or transfer, shareholder servicing or other type of service contract may have been or may hereafter be made also has an advisory, management or administration contract, or principal underwriter's or distributor's contract, or transfer, shareholder servicing or other service contract with one or more other corporations, trust, associations, or other organizations, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Director or officer of the Trust from voting upon or executing the same, or create any liability or accountability to the Trust or its Shareholders, provided approval of each such contract is made pursuant to the requirements of the 1940 Act.


                                   ARTICLE V.

                    Shareholders' Voting Powers and Meetings

           Section 1. Voting Powers. Subject to the provisions of Article III,
Section 7(d), the Shareholders shall have power to vote only (i) for the election or removal of Directors as provided in Article IV and (ii) with respect to such additional matters relating to the Trust as may be required by this Declaration of Trust, the By-Laws or any registration of the Trust with the Commission (or any successor agency) or any state, or as the Directors may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Directors. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. The By-Laws may provide that proxies may also, or may instead, be given by any electronic or telecommunications device or in any other manner. Notwithstanding anything else contained herein or in the By-Laws, in the event a proposal by anyone other than the officers or Directors of the Trust is submitted to a vote of the shareholders of one or more Series or Classes thereof or of the Trust, or in the event of any proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Directors of the Trust, Shares may be voted only in person or by written proxy at a meeting. Until Shares are issued, the Directors may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust or the By-Laws to be taken by the Shareholders.

           Section 2. Notice and Meetings. Meetings of the Shareholders may be called by the Directors for the purpose of electing or removing Directors as provided in Article IV and for such other purposes as may be prescribed by law, by this Declaration of Trust or by the By-Laws. Meetings of the Shareholders may also be called by the Directors from time to time for the purpose of taking action upon any other matter deemed by the Directors to be necessary or desirable. A meeting of Shareholders may be held at any place designated by the Directors. Written notice of any meeting of Shareholders shall be given or caused to be given by the Directors by mailing such notice at least seven (7) days before such meeting, postage prepaid, stating the time and place of the meeting, to each Shareholder at the Shareholder's address as it appears on the records of the Trust. Whenever notice of a meeting is required to be given to a Shareholder under this Declaration of Trust or the By-Laws, a written waiver thereof, executed before or after the meeting by such Shareholder or his or her attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

           Section 3. Quorum and Required Vote. Except when a larger quorum is required by applicable law, by the By-Laws or by this Declaration of Trust, forty percent (40%) of the Shares entitled to vote shall constitute a quorum at a Shareholders meeting. When any one or more Series (or Classes) is to vote as a single Class separate from any other Shares, fifty percent (50%) of the Shares of each such Series (or Classes) entitled to vote shall constitute a quorum at a Shareholder's meeting of that Series (or Class). Any meeting of Shareholders may be adjourned from time to time by a majority of the votes properly cast upon the question of adjourning a meeting to another date and time, whether or not a quorum is present, and the meeting may be held as adjourned within a reasonable time after the date set for the original meeting without further notice. Subject to the provisions of Article III, Section 6(d), when a quorum is present at any meeting, a majority of the Shares voted shall decide any questions and a plurality shall elect a Director, except when a larger vote is required by any provision of this Declaration of Trust or the By-Laws or by applicable law. Where any provision of law or of this Declaration of Trust requires that the holders of any Series shall vote as a Series (or that holders of a Class shall vote as a Class), then a majority of the Shares of that Series (or Class) voted on the matter (or a plurality with respect to the election of a Director) shall decide that matter insofar as that Series (or Class) is concerned.

           Section 4. Action by Written Consent. Any action taken by Shareholders may be taken without a meeting if Shareholders holding a majority of the Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of this Declaration of Trust or by the By-Laws) and holding a majority (or such larger proportion as aforesaid) of the Shares of any Series (or Class) entitled to vote separately on the matter consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

           Section 5. Record Dates. For the purpose of determining the Shareholders of any Series (or Class) who are entitled to vote or act at any meeting or any adjournment thereof, the Directors may from time to time fix a time, which shall be not more than ninety (90) days before the date of any meeting of Shareholders, as the record date for determining the Shareholders of such Series (or Class) having the right to notice of and to vote at such meeting and any adjournment thereof, and in such case only Shareholders of record on such record date shall have such right, notwithstanding any transfer of shares on the books of the Trust after the record date. For the purpose of determining the Shareholders of any Series (or Class) who are entitled to receive payment of any dividend or of any other distribution, the Directors may from time to time fix a date, which shall be before the date for the payment of such dividend or such other payment, as the record date for determining the Shareholders of such Series (or Class) having the right to receive such dividend or distribution. Without fixing a record date the Directors may for voting and/or distribution purposes close the register or transfer books for one or more Series for all or any part of the period between a record date and a meeting of Shareholders or the payment of a distribution. Nothing in this Section shall be construed as precluding the Directors from setting different record dates for different Series (or Classes).

           Section 6. Additional Provisions. The By-Laws may include further provisions for Shareholders' votes and meetings and related matters.


                                   ARTICLE VI.

                 Net Asset Value, Distributions, and Redemptions

           Section 1. Determination of Net Asset Value, Net Income, and Distributions. Subject to Article III, Section 7 hereof, the Directors, in their absolute discretion, may prescribe and shall set forth in the By-laws or in a duly adopted vote of the Directors such bases and time for determining the per Share or net asset value of the Shares of any Series or net income attributable to the Shares of any Series, or the declaration and payment of dividends and distributions on the Shares of any Series, as they may deem necessary or desirable.

           Section 2. Redemptions and Repurchases. The Trust shall purchase such Shares as are offered by any Shareholder for redemption, upon the presentation of a proper instrument of transfer together with a request directed to the Trust or a Person designated by the Trust that the Trust purchase such Shares or in accordance with such other procedures for redemption as the Directors may from time to time authorize; and the Trust will pay therefor the net asset value thereof, in accordance with the By-Laws and applicable law. Payment for said Shares shall be made by the Trust to the Shareholder within seven days after the date on which the request is made in proper form. The obligation set forth in this Section 2 is subject to the provision that in the event that any time the New York Stock Exchange (the "Exchange") is closed for other than weekends or holidays, or if permitted by the Commission during periods when trading on the Exchange is restricted or during any emergency which makes it impracticable for the Trust to dispose of the investments of the applicable Series or to determine fairly the value of the net assets held with respect to such Series or during any other period permitted by order of the Commission for the protection of investors, such obligations may be suspended or postponed by the Directors. In the case of a suspension of the right of redemption as provided herein, a Shareholder may either withdraw the request for redemption or receive payment based on the net asset value per share next determined after the termination of such suspension.

           The redemption price may in any case or cases be paid wholly or partly in kind if the Directors determine that such payment is advisable in the interest of the remaining Shareholders of the Series for which the Shares are being redeemed. Subject to the foregoing, the fair value, selection and quantity of securities or other property so paid or delivered as all or part of the redemption price may be determined by or under authority of the Directors. In no case shall the Trust be liable for any delay of any corporation or other Person in transferring securities selected for delivery as all or part of any payment in kind.

Section 3. Redemptions at the Option of the Trust. The Directors may require Shareholders to redeem Shares for any reason under terms set by the Directors, including, but not limited to, (i) the determination of the Directors that direct or indirect ownership of Shares of any Series has or may become concentrated in such Shareholder to an extent that would disqualify any Series as a regulated investment company under the Internal Revenue Code of 1986, as amended (or any successor statute thereto), (ii) the failure of a Shareholder to supply a tax identification number if required to do so, or to have the minimum investment required (which may vary by Series), or (iii) the failure of a Shareholder to pay when due for the purchase of Shares issued to him. Any such redemption shall be effected at the redemption price and in the manner provided in this Article VI.

           Section 4. Disclosure of Ownership. The holders of Shares shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code of 1986, as amended (or any successor statute thereto), or to comply with the requirements of any other taxing authority or other applicable law.

                                  ARTICLE VII.

              Compensation and Limitation of Liability of Directors

           Section 1. Compensation. Directors shall not receive any stated salaries, retirement benefits, deferred compensation or any other form of compensation, provided that nothing herein shall be construed to preclude any Director from serving the Trust in any other capacity and receiving compensation therefor. The Trust is authorized to pay the necessary expenses of members of the Board of Directors incurred in connection with the performance of the official duties of the office. Any proposal to amend this provision to provide for compensation to the Directors, or to provide for an increase in compensation to Directors in excess of adjustments required to reflect the rate of inflation, must be approved by (i) a majority of the Trust's shareholders or (ii) the Trustees of the ICMA Retirement Trust.

           Section 2. Standard of Care. The fiduciary duties of Directors to the Trust and its Shareholders are the same as those of the directors of a Delaware corporation to the corporation and its shareholders.

           Section 3. Indemnification and Limitation of Liability. A Director, when acting in such capacity, shall not be personally liable to any Person, other than the Trust or a Shareholder to the extent provided in this Article VII, for any act, omission or obligation of the Trust, of such Director, or of any other Director. A Director shall not be personally liable for monetary damages for breach of fiduciary duty as a trustee except in cases in which (i) the Director breaches the duty of loyalty to the Trust or its Shareholders, (ii) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of law, (iii) the Director derived an improper personal benefit. The Directors shall not be responsible or liable in any event for any neglect or wrong-doing of any officer, agent, employee, Manager or Principal Underwriter of the Trust, nor shall any Director be responsible for the act or omission of any other Director. The Trust shall indemnify each Person who is, or has been, a Trustee, officer, employee or agent of the Trust any Person who is serving or has served at the Trust's request as a director, officer, trustee, employee or agent of another organization in which the Trust has any interest as a shareholder, creditor or otherwise to the extent and in the manner provided in the By-Laws.

       All persons extending credit to, contracting with or having any claim against the Trust or the Trustees shall look only to the assets of the appropriate Series, or, if the Trustees have yet to establish Series, of the Trust for payment under such credit, contract or claim; and neither the Trustees nor the Shareholders, nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor.

       Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees by any of them in connection with the Trust shall conclusively be deemed to have been executed or done only in or with respect to his or their capacity as Trustee or Trustees, and such Trustee or Trustees shall not be personally liable thereon. At the Trustees' discretion, any note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officer or officers may give notice that the Certificate of Trust is on file in the Office of the Secretary of State of the State of Delaware and that a limitation on liability of Series exists and such note, bond, contract, instrument, certificate or undertaking may, if the Trustees so determine, recite that the same was executed or made on behalf of the Trust by a Trustee or Trustees in such capacity and not individually or by an officer or officers in such capacity and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only on the assets and property of the Trust or a Series thereof, and may contain such further recital as such Person or Persons may deem appropriate. The omission of any such notice or recital shall in no way operate to bind any Trustees, officers or Shareholders individually.

           Section 4. Director's Good Faith Action, Expert Advice, No Bond or Surety. The exercise by the Directors of their powers and discretions hereunder shall be binding upon everyone interested. A Director shall be liable to the Trust and to any Shareholder solely for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Director, and shall not be liable for errors of judgment or mistakes of fact or law. The Directors may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice nor for failing to follow such advice. The Directors shall not be required to give any bond as such, nor any surety if a bond is required.

           Section 5. Insurance. The Directors shall be entitled and empowered to the fullest extent permitted by law to purchase with Trust assets insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by a Director or officer in connection with any claim, action, suit or proceeding in which he or she becomes involved by virtue of his or her capacity or former capacity with the Trust, whether or not the Trust would have the power to indemnify him or her against such liability under the provisions of this Article.


                                  ARTICLE VIII.

                                  Miscellaneous

           Section 1. Liability of Third Persons Dealing with Directors. No Person dealing with the Directors shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Directors or to see to the application of any payments made or property transferred to the Trust or upon its order.

           Section 2. Termination of Trust or Series.

           (a) Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by vote of a majority of the Shares of each Series entitled to vote, voting separately by Series, or by the Directors by written notice to the Shareholders. Any Series or Class may be terminated at any time by vote of a majority of the Shares of that Series or Class entitled to vote, or by the Directors by written notice to the Shareholders of that Series or Class.

           (b) Upon the requisite Shareholder vote or action by the Directors to terminate the Trust or any one or more Series of Shares or any Class thereof, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, of the Trust or of the particular Series or any Class thereof as may be determined by the Directors, the Trust shall in accordance with such procedures as the Directors consider appropriate reduce the remaining assets of the Trust or of the affected Series or Class to distributable form in cash or Shares (if any Series remain) or other securities, or any combination thereof, and distribute the proceeds to the Shareholders of the Series or Classes involved, ratably according to the number of Shares of such Series or Class held by the several Shareholders of such Series or Class on the date of distribution. Thereupon, the Trust or any affected Series or Class shall terminate and the Directors and the Trust shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title and interest of all parties with respect to the Trust or such Series or Class shall be canceled and discharged.

           (c) Upon termination of the Trust, following completion of winding up of its business, the Directors shall cause a certificate of cancellation of the Trust's Certificate of Trust to be filed in accordance with the Delaware Act, which certificate of cancellation may be signed by any one Director.

           Section 3. Reorganization and Master/Feeder

           (a) Notwithstanding anything else herein, the Directors may, without Shareholder approval unless such approval is required by applicable law:

                 (i) cause the Trust to merge or consolidate with or into one or more trusts (or series thereof to the extent permitted by law), partnerships, associations, corporations or other business entities (including trusts, partnerships, associations, corporations or other business entities created by the Directors to accomplish such merger or consolidation) so long as the surviving or resulting entity is an open-end management investment company under the 1940 Act, or is a series thereof, that will succeed to or assume the Trust's registration under the 1940 Act and that is formed, organized or existing under the laws of the United States or of a state, commonwealth, possession or colony of the United States;

                 (ii) cause the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law; or

                 (iii) cause the Trust to incorporate under the laws of Delaware. Any agreement of merger or consolidation or exchange or certificate of merger may be signed by a majority of the Directors and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

           (b) Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, and notwithstanding anything to the contrary contained in this Declaration of Trust, an agreement of merger or consolidation approved by the Directors in accordance with this Section 3 may effect any amendment to the governing instrument of the Trust or effect the adoption of a new trust instrument of the Trust if the Trust is the surviving or resulting trust in the merger or consolidation.

           (c) The Directors may create one or more business trusts to which all or any part of the assets, liabilities, profits or losses of the Trust or any Series or Class thereof may be transferred and may provide for the conversion of Shares in the Trust or any Series or Class thereof into beneficial interests in any such newly created trust or trusts or any series or classes thereof.

           (d) Notwithstanding anything else herein, the Directors may, without Shareholder approval, invest all or a portion of the Trust Property of any Series, or dispose of all or a portion of the Trust Property of any Series, and invest the proceeds of such disposition in interests issued by one or more other investment companies registered under the 1940 Act. Any such other investment company may (but need not) be a trust (formed under the laws of the State of Delaware or any other state or jurisdiction) (or subtrust thereof) which is classified as a partnership for federal income tax purposes. Notwithstanding anything else herein, the Directors may, without Shareholder approval unless such approval is required by applicable law, cause a Series that is organized in the master/feeder fund structure to withdraw or redeem its Trust Property from the master fund and cause such series to invest its Trust Property directly in securities and other financial instruments or in another master fund.

           Section 4. Amendments. Except as specifically provided in this Section, the Directors may, without Shareholder vote, restate, amend or otherwise supplement this Declaration of Trust. Shareholders shall have the right to vote:

              (i) on any amendment that would affect their right to vote granted in Article V, Section 1 hereof;

              (ii) on any amendment to this Section 4 of Article VIII;

              (iii) on any amendment as may be required by applicable law or by the Trust's registration statement filed with the Commission; and

              (iv) on any amendment submitted to them by the Directors. Any amendment required or permitted to be submitted to the Shareholders that, as the Directors determine, shall affect the Shareholders of one or more Series shall be authorized by a vote of the Shareholders of each Series affected and no vote of Shareholders of a Series not affected shall be required. Notwithstanding anything else herein, no amendment hereof shall limit the rights to insurance provided by Article VII, Section 5 with respect to any acts or omissions of Persons covered thereby prior to such amendment nor shall any such amendment limit the rights to indemnification referenced in Article VII, Section 3 hereof as provided in the By-Laws with respect to any actions or omissions of Persons covered thereby prior to such amendment. The Directors may, without Shareholder vote, restate, amend, or otherwise supplement the Certificate of Trust as they deem necessary or desirable.

           Section 5. Filing of Copies, References, Headings. The original or a copy of this instrument and of each restatement and/or amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such restatements and/or amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such restatements and/or amendments. In this instrument and in any such restatements and/or amendment, references to this instrument, and all expressions like "herein," "hereof" and "hereunder," shall be deemed to refer to this instrument as amended or affected by any such restatements and/or! amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

           Section 6. Applicable Law.

           (a) The Trust is created under, and this Declaration of Trust is to be governed by, and construed and enforced in accordance with, the laws of the State of Delaware. The Trust shall be of the type commonly called a business trust, and without limiting the provisions hereof, the Trust specifically reserves the right to exercise any of the powers or privileges afforded to business trusts or actions that may be engaged in by business trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

           (b)   Notwithstanding the first sentence of Section 6(a) of this
Article VIII, there shall not be applicable to the Trust, the Trustees or this Declaration of Trust (x) the provisions of Section 3540 of Title 12 of the Delaware Code or (y) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts that relate to or regulate:

                 (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges;

                 (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust;

                 (iii) the necessity for obtaining a court or other governmental approval concerning the acquisition, holding or disposition of real or personal property;

                 (iv) fees or other sums applicable to trustees, officers, agents or employees of a trust;

                 (v) the allocation of receipts and expenditures to income or principal;

                 (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets; or

                 (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees that are inconsistent with the limitations or liabilities or authorities and powers of the Directors set forth or referenced in this Declaration of Trust.

           Section 7. Provisions in Conflict with Law or Regulations.

           (a) The provisions of the Declaration of Trust are severable, and if the Directors shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of the Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of the Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

           (b) If any provision of the Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of the Declaration of Trust in any jurisdiction.

           Section 8. Business Trust Only. It is the intention of the Directors to create a business trust pursuant to the Delaware Business Trust Act, as amended from time to time (the "Act"), and thereby to create only the relationship of Director and beneficial owners within the meaning of such Act between the Directors and each Shareholder. It is not the intention of the Directors to create a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship other than a business trust pursuant to such Act. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Directors, partners or members of a joint stock association.

           Section 9. Derivative Actions. In addition to the requirements set forth in Section 3816 of the Delaware Act, a Shareholder may bring a derivative action on behalf of the Trust only if the following conditions are met:

           (a) The Shareholder or Shareholders must make a pre-suit demand upon the Directors to bring the subject action unless an effort to cause the Directors to bring such an action is not likely to succeed. For purposes of this
Section 9(a), a demand on the Directors shall only be deemed not likely to succeed and therefore excused if a majority of the Board of Directors, or a majority of any committee established to consider the merits of such action, has a personal financial interest in the transaction at issue, and a Director shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a Shareholder demand by virtue of the fact that such Director receives remuneration for his service on the Board of Directors of the Trust or on the boards of one or more Trusts that are under common management with or otherwise affiliated with the Trust.

           (b)   Unless a demand is not required under paragraph (a) of this
Section 9, Shareholders eligible to bring such derivative action under the Delaware Act who hold at least 10% of the Outstanding Shares of the Trust, or 10% of the Outstanding Shares of the Series or Class to which such action relates, shall join in the request for the Directors to commence such action; and

           (c)   Unless a demand is not required under paragraph (a) of this
Section 9, the Directors must be afforded a reasonable amount of time to consider such shareholder request and to investigate the basis of such claim. The Directors shall be entitled to retain counsel or other advisors in considering the merits of the request and shall require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Directors determine not to bring such action.

       For purposes of this Section 9, the Board of Directors may designate a committee of one Director to consider a Shareholder demand if necessary to create a committee with a majority of Directors who do not have a personal financial interest in the transaction at issue. The Directors shall be entitled to retain counsel or other advisors in considering the merits of the request and shall require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Directors determine not to bring such action.

           Section 10. Use of the name "Vantagepoint Funds" or "Vantagepoint". The name "Vantagepoint Funds" or "Vantagepoint" and all rights to the use of the name "The Vantagepoint Funds" or "Vantagepoint" belong to The ICMA Retirement Corporation ("RC"), the sponsor of the Trust. RC has consented to the use by the Trust of the identifying word "Vantagepoint" and has granted to the Trust a non-exclusive license to use the name "Vantagepoint" as part of the name of the Trust and the name of any Series of Shares. In the event RC or an affiliate of RC is not appointed as Manager and/or Principal Underwriter or ceases to be the Manager and/or Principal Underwriter of the Trust or of any series using such names, the non-exclusive license granted herein may be revoked by RC and the Trust shall cease using the name "Vantagepoint" as part of its name or the name of any Series of Shares, unless otherwise consented to by or any successor to its interests in such names.

[the remainder of this page left intentionally blank]

           IN WITNESS WHEREOF, the Directors named below do hereby make and
enter into this Declaration of Trust as of the     day of                , 1998.


----------------------------
Joan McCallen

----------------------------
Paul Gallagher

----------------------------
Michael Schaefer

THE PRINCIPAL PLACE OF BUSINESS OF THE TRUST IS:

777 North Capitol St., NE, Ste. 600
WASHINGTON, D.C. 20002